Exhibit 10.19

Dover Downs Gaming Management Corporation

July 9, 2012

Daniel E. O’Leary
President
UG Entertainment, LLC
50 Upper Alabama Street
Suite 50
Atlanta, GA 30303

Re:      Amendment No. 4 (revised) to the Letter of Intent (“LOI”) dated October 14, 2008 between Dover Downs Gaming Management Corp. and UG Entertainment, LLC

Dear Dan:

As we have discussed, below are two sections of the original LOI which the parties have agreed to amend and restate as follows:

4.1          Exclusive Dealing.  Owner and Operator agree that upon execution of this Letter of Intent, neither party nor their respective Affiliates will enter into or continue any discussions or negotiations with any third parties relating to the ownership, operation, development or management of the VLT Facility or any other VLT facility within the Territory prior to October 14, 2013.  Aderhold/O’Leary, LLC is deemed an Affiliate of Operator and joins in this Amendment for the sole purpose of agreeing to be bound by this Section 4.1 whether or not either remains an Affiliate.

4.3          Non-Interest Bearing Loan.  Operator agrees to make a non-interest bearing loan to Owner in an amount equal to five hundred thousand dollars ($500,000) in cash subject to the conditions set forth below, of which one hundred, fifty thousand dollars ($150,000) has already been paid.  The balance of three hundred, fifty thousand dollars ($350,000) shall be due and payable upon the satisfaction of all conditions contained in the definitive Management Agreement and the issuance of a license by the GLC to the Owner and Operator, if required, for the operation of the VLT Facility.  If no Management Agreement is entered into, the $150,000 on a pro rata basis with Owner’s out of pocket expenses shall be refunded or converted to an equity investment at Owner’s option.  The loan shall be repaid to the Operator out of available cash flow.  Operator may opt to have the loan take the form of an equity investment substantially as provided for in Section 2.12 and as agreed to by the parties.  If said loan is not repaid by October 13, 2013 the $150,000 shall automatically be converted to an equity investment unless otherwise agreed upon by both parties in writing.

If the foregoing is acceptable to you, please so indicate by executing the enclosed copy and returning it to me.  Thank you.

DOVER DOWNS GAMING MANAGEMENT CORP.

By:	/s/ Edward J. Sutor
Edward J. Sutor
President

Accepted and Agreed:

UG ENTERTAINMENT, LLC

By:		/s/ Daniel E. O’Leary
Daniel E. O’Leary
President

Date:		8-1-2012

ADERHOLD/O’LEARY, LLC
a Georgia limited liability company

By:		O’Leary, Inc., its sole manager

	By:	/s/ Daniel E. O’Leary
Daniel E. O’Leary, President

Date:		8-1-2012